AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                     ON SEPTEMBER 20, 1999


      SECURITIES AND EXCHANGE COMMISSION     NO. 33-_____
                       WASHINGTON, DC 20549

                             FORM S-8

    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ___________________

                      Compudyne Corporation
      (Exact Name of Registrant as Specified in Its Charter)

                              Nevada
  (State or Other Jurisdiction of Incorporation or Organization)

                            23-1408659
               (I.R.S. Employer Identification No.)

                       7249 National Drive
                        Hanover, Maryland          21076
       (Address of Principal Executive Offices)  (Zip Code)

        Compudyne Corporation Employee Stock Purchase Plan
                     (Full Title of the Plan)


                   Martin Roenigk, President
                     CompuDyne Corporation
                      7249 National Drive
                    Hanover, Maryland 21076
            (Name and Address of Agent For Service)

                         (410) 712-0275
 (Telephone Number, Including Area Code, of Agent For Service)


                  CALCULATION OF REGISTRATION FEE

Title of                  Proposed         Proposed
Securities   Amount       Maximum          Maximum          Amount of
to be        to be        Offering Price   Aggregate        Registration
Registered   Registered   Per Unit*        Offering Price   Fee

Common Stock   100,000    $6.56            $656,000.00      $182.37
($.75 Par Value)

* Estimated for purposes of calculation of the registration fee pursuant to Rule 457(h) and Rule 457(c) and based upon an average of the high and low prices at which the Common Stock of CompuDyne Corporation was sold on September 14, 1999.


PAGE 2
                        EXPLANATORY NOTE

     This Registration Statement is intended to register offers and sales of securities to certain employees of the Corporation pursuant to the CompuDyne Corporation Employee Stock Purchase Plan (the "Plan") The Plan does not create participation interests that must be registered under the Securities Act of 1933.

                             PART I
      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents are not being filed and will not be filed with the Securities and Exchange Commission (the "Commission"), either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and those incorporated by reference pursuant to Item 3 of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act").

                            PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     There are incorporated herein by reference the following documents of CompuDyne Corporation (the "Corporation") filed with the Securities and Exchange Commission (the "Commission"):


     (a) The Company's latest annual report, as amended, filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, as amended;

     (b) All other reports filed by the Company pursuant to Section 13(a), 13(c), 14, and 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report in (a) above; and

     (c) The description of the Company's Common Stock, par value $.75 per share (the "Common Stock") contained in a registration statement filed under the Exchange Act, and any amendment or report filed to update such descriptions.

  All documents filed by the Corporation or the Plan pursuant to Section 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement prior to the filing of a Post-Effective Amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters those securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be

PAGE 3

incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

  Not applicable.

Item 5.     Interests of Named Experts and Counsel.

  Not applicable.

Item 6.     Indemnification of Directors and Officers.

  Pursuant to the Company's bylaws, and consistent with the Nevada statutes, any Director or officer (or former Director or officer) of the Company who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation), or who otherwise becomes involved in any legal proceedings (even though not formally a party), by reason, at least in part, of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent (hereinafter "Representative") of another corporation, partnership, joint venture, trust or other enterprise (hereinafter "Enterprise") is entitled to indemnity from the Company for all expenses (including attorney's fees), judgments, fines, penalties, costs, amounts paid in settlement and other payments, actually and reasonably incurred in connection with such threatened, pending or completed action, suit or proceeding. The indemnity, however, applies only if the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. If a Director or officer, or a former Director or officer, is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding not only in his capacity as a shareholder or in any other capacity, and there is not a convenient way to separate out expenses incurred in such separate capacities, all of such expenses will be indemnified against by the Company. Additionally, the Board of Directors of the Company may, in its discretion, provide such indemnification for other persons who incur the above-described costs by reason of the fact that they are or were employees or agents of the Company as a Representative of another Enterprise.

  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its

PAGE 4

equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, nor, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

  In the case of an action by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

  These provisions are subject, generally, to the detailed provisions of Title 7 of the Nevada General Corporation Law, Section 78.751. In particular, a director, officer, employee or agent of the Company is entitled to indemnification to the extent he is successful on the merits or otherwise in defense of the above-mentioned actions or proceedings.

Item 7.     Exemption from Registration Claimed.

  Not applicable.

Item 8.     Exhibits

4 (A) Articles of Incorporation of CompuDyne Corporation filed with the Secretary of State of the State of Nevada on May 8, 1996 herein incorporated by reference to Registrant's Proxy Statement dated
May 15, 1996 for its 1996 Annual Meeting of Shareholders.

4 (B). By-Laws, as amended through January 28, 1997 and as presently in effect, is incorporated by reference as Exhibit 3(C) to registrant's 10-K filed March 31, 1997.

23     Consent of Independent Auditors dated September 20, 1999.
       Filed herewith.

24     Power of Attorney.  Filed herewith.


PAGE 5
                           SIGNATURES

  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hanover, State of Maryland, on September 20, 1999.


                           COMPUDYNE CORPORATION

                           /s/ William C. Rock
                           ___________________________
                           William C. Rock
                           Chief Financial Officer


  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

NAME                     TITLE                   DATE


/s/     *
Martin A. Roenigk        Director, Chairman,     September 20, 1999
                         President and
                         Chief Executive Officer


/s/     *
David W. Clark, Jr.      Director                September 20, 1999



/s/     *
Millard H. Pryor, Jr.    Director                September 20, 1999



/s/     *
Alan Markowitz           Director                September 20, 1999



/s/     *
Miles P. Jennings.       Director                September 20, 1999

/s/     *
Philip M. Blackmon.      Director and            September 20, 1999
                         Executive Vice President


/s/     *
David M. Jones.          Director                September 20, 1999



/s/ William C. Rock
  William C. Rock        Chief Financial Officer September 20, 1999
                         and Principle Accounting
                         Officer
                         Corporate Secretary


* By: /s/ William C. Rock
     William C. Rock
    (as Attorney in Fact)

  The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the Employee Stock Purchase Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hanover, State of Maryland, on September 20, 1999.


                      COMPUDYNE CORPORATION
                      (as Plan Administrator)


                      By: /s/ William C. Rock
                         William C. Rock
                         Chief Financial Officer and
                         Chief Accounting Officer

                         EXHIBIT INDEX

Exhibit No.                                                Page

4 (A) Articles of Incorporation of CompuDyne Corporation filed with the Secretary of State of the State of Nevada on May 8, 1996 herein incorporated by reference to Registrant's Proxy Statement dated
May 15, 1996 for its 1996 Annual Meeting of Shareholders.

4 (B). By-Laws, as amended through January 28, 1997 and as presently in effect, is incorporated by reference as Exhibit 3(C) to registrant's 10-K filed March 31, 1997.

23     Consent of Independent Auditors dated September 20, 1999.
       Filed herewith.

24     Power of Attorney.  Filed herewith.

                             EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Compudyne Corporation on Form S-8 of our report dated March 11, 1999, appearing in the Annual Report on Form 10-K of Compudyne Corporation for the years ended December 31, 1998.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
McLean, Virginia
September 20, 1999


                            EXHIBIT 24

                        POWER OF ATTORNEY

         Each director and/or officer of CompuDyne Corporation whose signature appears below hereby appoints William C. Rock as his or her attorney-in-fact with like authority to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all registration statements and amendments to such registration statements and other documents filed with respect to the company's Employee Stock Purchase Plan and to take such other action as such attorney-in-fact may deem necessary or appropriate in connection with such registration statement, including filings with state securities commissions.

         In Witness Whereof, the undersigned has duly executed this power of attorney on the 14th day of September, 1999.

NAME                     TITLE                    DATE

/s/ Martin A. Roenigk
Martin A. Roenigk        Director, Chairman,      September 14, 1999
                         President and
                         Chief Executive Officer

/s/ David W. Clark, Jr.
David W. Clark, Jr.      Director                 September 15, 1999


/s/ H. Pryor, Jr.
H. Pryor, Jr.            Director                 September 15, 1999

/s/ Alan Markowitz
Alan Markowitz           Director                 September 14, 1999


/s/ Miles P. Jennings
Miles P. Jennings.       Director                 September 14, 1999


/s/ Philip M. Blackmon
Philip M. Blackmon.      Director and             September 16, 1999
                         Executive Vice President

/s/ David M. Jones
David M. Jones.          Director                 September 14, 1999